Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                ________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ______________

                             GIDDINGS & LEWIS, INC.
             (Exact name of registrant as specified in its charter)

             Wisconsin                                    39-1643189
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                                 142 Doty Street
                          Fond du Lac, Wisconsin  54935
                                 (414) 921-9400
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)
                         ______________________________

                                Joseph R. Coppola
                      Chairman and Chief Executive Officer
                             Giddings & Lewis, Inc.
                                 142 Doty Street
                          Fond du Lac, Wisconsin  54935
                                 (414) 921-9400
                       (Name, address, including zip code,
                      and telephone number, including area
                           code, of agent for service)
                         ______________________________

                                 with a copy to:
      Benjamin F. Garmer, III                          Gary T. Johnson
          Foley & Lardner                         Jones, Day, Reavis & Pogue
     777 East Wisconsin Avenue                          77 West Wacker
     Milwaukee, Wisconsin 53202                    Chicago, Illinois 60601
                         _______________________________

        Approximate date of commencement of proposed sale to the public:
   From time to time after this Registration Statement becomes effective.
                            ________________________

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                                _________________

                         CALCULATION OF REGISTRATION FEE

     Title of Each      Amount        Proposed      Proposed
        Class of         to be        Maximum        Maximum      Amount of
       Securities     Registered      Offering      Aggregate    Registration
         to be                         Price        Offering         Fee
       Registered                    Per Unit *      Price *
    Debt Securities
                     $150,000,000       100%      $150,000,000    $51,725

    * Estimated in accordance with Rule 457(a) under the Securities Act of 1933 solely for purposes of calculating the registration fee.
                            ________________________

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JULY 21, 1995

   PROSPECTUS

                                  $150,000,000

                               GIDDINGS & LEWIS/R/

                                 Debt Securities
                              ____________________


        Giddings & Lewis, Inc. (the "Company") may from time to time offer up to $150 million aggregate principal amount, or, if applicable, the equivalent thereof in one or more foreign currencies or currency units, of its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"). The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time or times of sale. An accompanying supplement to this Prospectus (the "Prospectus Supplement") will set forth the specific terms and conditions of the Debt Securities offered thereby, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate or rates and time or times of payment of interest, any terms for redemption, any terms for sinking or analogous fund payment(s), the initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such Debt Securities.

        The Company may sell the Debt Securities to or through underwriters or dealers, and may also sell Debt Securities directly to other purchasers or through agents designated from time to time by the Company. See "Plan of Distribution." The names of such underwriters, dealers or agents, any applicable commissions or discounts and the net proceeds to the Company from the sale of the Debt Securities will be set forth in the accompanying Prospectus Supplement.

                    ________________________________________


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
   HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
   SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
   ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
   TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   __________________________________________


   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

               The date of this Prospectus is             , 1995.

                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

             The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Debt Securities, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the fees prescribed by the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended April 2, 1995.

          3. The Company's Current Reports on Form 8-K dated April 24, 1995 and July 19, 1995.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Richard C. Kleinfeldt, Vice President-Finance and Secretary, Giddings & Lewis, Inc., 142 Doty Street, Fond du Lac, Wisconsin 54935 (Telephone: (414) 921-9400).

                         ______________________________

          Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$", "dollars", "U.S. dollars" or "U.S. $").


                                   THE COMPANY

          The Company is a leading global designer and producer of large, highly-engineered, high-precision, industrial automation systems, including automated machine tools, smart manufacturing systems, flexible transfer lines, assembly automation systems, measuring systems, industrial controls, and related products and services. These products are supplied primarily to the automotive, construction, aerospace, defense, appliance, energy and electronics industries. Through its April 1995 acquisition of Fadal Engineering Company, Inc., the Company expanded its product offerings to include computer numerically controlled vertical machining centers used in industrial machine shops. The Company manufactures its products at fourteen facilities located in the United States, Canada, England and Germany.

          The Giddings & Lewis name has been continuously present in the Company's domestic markets for over 100 years. The Company's overall business strategy is to continue to strengthen its position within the global industrial automation marketplace by providing its customers with a creative, single source for a broad range of manufacturing products and services. The key ongoing elements of the Company's business strategy are to (i) continue to implement a focused customer-oriented marketing approach, (ii) expand and extend the Company's product lines, and (iii) expand its international franchise.

          The Company is incorporated in the State of Wisconsin and its principal offices are located at 142 Doty Street, Fond du Lac, Wisconsin 54935. The Company's telephone number is (414) 921-9400.

                                 USE OF PROCEEDS

          The Company currently intends to use the net proceeds from the sale of any Debt Securities for general corporate purposes, which may include the reduction of indebtedness, possible acquisitions and such other purposes as will be stated in any Prospectus Supplement. Pending such use, the net proceeds may be temporarily invested in short-term investment securities or deposited in interest-bearing accounts. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and the availability of other funds.


                       RATIOS OF EARNINGS TO FIXED CHARGES

          Set forth below are the ratios of earnings to fixed charges (unaudited) for the Company for the three months ended April 2, 1995 and for the last five years:

                                    Year Ended December 31,
    Three Months Ended
      April 2, 1995           1994    1993    1992    1991    1990

           18.2               32.6    15.4    5.2     15.9    61.4

          For the purpose of computing the ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before income taxes. Fixed charges represent interest expense and the estimated interest component of rentals.


   DESCRIPTION OF THE DEBT SECURITIES

          The Debt Securities will be issued under an Indenture (the "Indenture") to be entered into by and between the Company and Firstar Trust Company, as Trustee (the "Trustee"). The Indenture provides that Debt Securities may be issued from time to time in one or more series pursuant to the terms of one or more Officer's Certificates or supplemental indentures creating such series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement ("Offered Debt Securities") will be described in such Prospectus Supplement.

          The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture and any Officer's Certificates or any supplemental indentures relating thereto, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated by reference herein or therein, as the case may be.

   General

          The Indenture will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) The Debt Securities are to have such terms and provisions which are not inconsistent with the Indenture, including terms and provisions relating to maturity, principal and interest, as the Company may determine. The Debt Securities will be unsecured unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

          The applicable Prospectus Supplement will set forth the price or prices at which the Offered Debt Securities will be issued and will describe the following terms of such Offered Debt Securities: (1) the title of such Offered Debt Securities; (2) any limit on the aggregate principal amount of such Offered Debt Securities or the series of which they are a part; (3) if other than the Trustee, the identity of each Security Registrar and Paying Agent; (4) the date or dates, or the method by which such date or dates are determined or extended, on which the principal and premium (if any) of any of such Offered Debt Securities will be payable; (5) the rate or rates (which may be fixed or variable) at which any of such Offered Debt Securities will bear interest, or the method, if any, by which such rates will be determined, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, or the method by which such date will be determined, and the basis on which interest shall be calculated, if other than that of a 360-day year of twelve thirty-day months; (6) if other than the fifteenth day next preceding an Interest Payment Date, the Regular Record Date with respect to an Interest Payment Date; (7) the place or places, if any, other than or in addition to the Corporate Trust Office, where the principal of and any premium and interest on any of such Offered Debt Securities will be payable; (8) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company; (9) the obligation, if any, of the Company to redeem, repay or purchase any of such Offered Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Offered Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to any such obligation; (10) the denominations in which any of such Offered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Offered Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for purposes of determining the principal amount deemed to be Outstanding at any time); (12) if the amount of principal of or any premium or interest on any of such Offered Debt Securities may be determined with reference to an index, the manner in which such amounts will be determined; (13) if the principal of or any premium or interest on any of such Offered Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such Offered Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (14) if other than the principal amount thereof, the portion of the principal amount of any of such Offered Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (15) if applicable, that such Offered Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "Defeasance - Defeasance and Discharge" or "Defeasance - Covenant Defeasance", or under both such captions; (16) any addition to or change in the Events of Default applicable to any of such Offered Debt Securities and any change in the right of the Trustee or the Holders to declare the principal of and any premium or interest on any of such Offered Debt Securities due and payable; (17) the applicability of, and any addition to or change in, the covenants and definitions in the Indenture or in the provisions of the Indenture described under "Consolidation, Merger, Conveyance or Transfer" and under "Covenants"; (18) whether any of such Offered Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities and, if different from those described under the Indenture caption entitled "Registration, Registration of Transfer and Exchange," any circumstances under which any such Global Security may be exchanged for Offered Debt Securities registered, and any transfer of such Global Security may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; and (19) any other terms of such Offered Debt Securities not inconsistent with the provisions of the Indenture. (Section 301) If specified in any applicable Prospectus Supplement, the Debt Securities of any series may be issued in bearer form, and if so issued, the applicable Prospectus Supplement will describe any additions to or changes in any of the provisions of the Indenture which are necessary to permit or facilitate such issuance. (Section 901)

          Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount will be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in the applicable Prospectus Supplement.

          Except to the extent that the covenants described under the caption "Restrictive Covenants" may otherwise provide, neither the Indenture nor the Debt Securities will contain any covenants or other provisions designed to afford Holders of the Debt Securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence involving the Company or any Subsidiary.

   Form, Exchange and Transfer

          Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of each series will be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. (Section 302)

          At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

          Subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with a written instrument of transfer duly executed) at the office of the Security Registrar or at one or more offices or agencies designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company or the Trustee will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar being satisfied with the documents of title and identity of the person making the request. Unless otherwise set forth in the applicable Prospectus Supplement, the Company has appointed the Trustee as Security Registrar for each series of Debt Securities for the purpose of registering Debt Securities and transfers of Debt Securities at its Corporate Trust Office in Milwaukee, Wisconsin. (Section 305) Any other office or agency (in addition to the Security Registrar) initially designated by the Company for the registration and transfer of any Debt Securities will be named in the applicable Prospectus Supplement. The Company may at any time designate additional offices and agencies for the registration and transfer or exchange of any Debt Securities or rescind such designations, except that the Company will be required to maintain an office or agency in each Place of Payment for the Debt Securities of each series.
   (Section 1002)

          If the Debt Securities of any series are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series during a period beginning at the opening of business 15 days before the selection of such Debt Securities of that series to be redeemed and ending at the close of business on the day of the mailing of a notice of redemption; or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305)

   Global Securities

          Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, and will be deposited with such Depositary or nominee or a custodian therefor.

          Notwithstanding any provision of the Indenture or any Debt Security described herein, no Global Security may be exchanged for Debt Securities registered in the name of, and no transfer of a Global Security may be registered to, any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if the Company determines that the Depositary is unable to continue as Depositary and the Company thereupon fails to appoint a successor Depositary; (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable and the transfer thereof so registerable; (iii) the Company provides for such exchange in creating such Global Security (which will be described in any applicable Prospectus Supplement); (iv) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities evidenced by such Global Security; or (v) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Section 305)

          As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

          Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf).
   Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee, the Security Registrar, the Paying Agent or any agent of the Company or the Trustee will have any responsibility or liability for (i) any aspects of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests; (ii) the payments to the beneficial owners of the Global Security of amounts paid to the Depositary or its nominee; or (iii) any other matter related to the actions and practices of the Depositary. (Section 305)

     Secondary trading of notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a Global Security, in some cases, may trade in the Depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the Depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Security upon the original issuance thereof may be required to be made in immediately available funds.

   Payment and Paying Agents

          Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

          Principal and any premium and interest due on a Debt Security upon Maturity or upon redemption or repurchase will be paid by wire transfer (if appropriate instructions are received) against presentation and surrender of the Debt Security by the Holder thereof at the office of the Paying Agent. Interest payments on any Debt Security (other than interest due at Maturity or on redemption or repurchase) will be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register; provided that a Holder of Debt Securities in an aggregate principal amount in excess of $10,000,000 may elect to receive payments of interest via wire transfer. (Section 307) The Paying Agent or Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or one or more other offices or agencies where the Debt Securities may be presented or surrendered for payment and from time to time rescind such designations, except that the Company will be required to maintain an office or agency in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

          All moneys paid by the Company to a Paying Agent or the Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of one year after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Security thereafter may, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Paying Agent and the Trustee with respect thereto, and all liability of the Company as a trustee thereof, shall thereupon cease. (Section 1003)

   Restrictive Covenants

     Limitations on Liens.

          The Indenture will provide that the Company may not, nor may it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (herein referred to as "Debt") if such Debt is secured by a mortgage or lien (herein referred to as a "Mortgage") upon any Principal Property of the Company or any Restricted Subsidiary or on any shares of stock or Debt of any Restricted Subsidiary without in any such case effectively providing that the Debt Securities of any series Outstanding (together with, if the Company so determines, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created that is not subordinated to the Debt Securities) must be secured equally and ratably with or prior to such secured Debt, unless the aggregate amount of all such Debt plus all Attributable Debt (other than Attributable Debt the proceeds of which are applied to reduce certain indebtedness) would not exceed 10% of Consolidated Net Tangible Assets. The foregoing restriction will not, however, apply to (i) Mortgages existing on the date of the Indenture; (ii) Mortgages on property, shares of stock or Debt of any corporation or other entity existing at the time such corporation or other entity becomes a Restricted Subsidiary or an obligor under the Indenture; (iii) Mortgages in favor of the Company or any Restricted Subsidiary by a Restricted Subsidiary; (iv) Mortgages in favor of the United States of America or any state thereof, or any agency or instrumentality thereof, to secure progress, advance or other payments pursuant to any contract with any such entity or provision of any statute;
   (v) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof, Mortgages on property which secure the payment of the purchase price of such property, or Mortgages on property which secure Debt incurred for the purpose of financing the purchase price of such property or the construction or development of such property, which Debt is incurred within 360 days after such acquisition or completion of such construction or development; (vi) Mortgages to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
   (vii) any extension, renewal or refinancing (or successive extensions, renewals or refinancings), in whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (vi), inclusive, provided, however, that such extension, renewal or refinancing Mortgage is limited to all or a part of the same property (plus improvements thereon), shares of stock or Debt that secured the Mortgage extended, renewed or refinanced and the amount of Debt secured by such Mortgage is not increased; or (viii) Mortgages for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with generally accepted accounting principles shall have been made therefor. (Section 1005)

   Limitations on Sale and Leaseback Transactions.

          The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary), or to which any such lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property that has been sold or transferred, more than 360 days after the completion of construction and commencement of full operation thereof, by the Company or a Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (a "Sale and Leaseback Transaction") unless either (i) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee Debt secured by a Mortgage on the Principal Property to be leased back at least equal in amount to the Attributable Debt in respect of such transaction without equally and ratably securing the Debt Securities of any series Outstanding which are entitled to the benefits of such provision of the Indenture, provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions of the "Limitations on Liens" covenant; or (ii) an amount equal to the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement is applied to the retirement of Debt Securities or Debt of the Company or a Restricted Subsidiary having a remaining maturity of one year or more and which is not subordinated to the Debt Securities of any series Outstanding. (Section 1006)

          "Attributable Debt" means as to any particular Sale and Leaseback Transaction, at any date as of which the amount thereof is to be determined, the total amount determined by multiplying (i) the greater of
   (a) the fair value of the Principal Property subject to such arrangement or (b) the net proceeds of the sale of such Principal Property to the lender or investor; by (ii) a fraction, the numerator of which is the number of months in the unexpired initial term of the lease of such Principal Property and the denominator of which is the number of months in the full initial term of such lease; provided, however, that Sale and Leaseback Transactions with respect to Principal Property financed by obligations issued by a state or local government unit will not be included in any calculation of Attributable Debt.

          "Consolidated Net Tangible Assets" means the aggregate amount of assets less (a) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles.

          "Principal Property" means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing owned by the Company or a Restricted Subsidiary, which would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles and which on the date as of which the determination is being made exceeds one percent of the Consolidated Net Tangible Assets, but excluding all such tangible property located outside the United States of America and excluding any property which, in the opinion of the Board of Directors set forth in a Board Resolution, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

          "Restricted Subsidiary" means any Subsidiary that in accordance with generally accepted accounting principles is consolidated with the Company in the Company's consolidated financial statements and that generated 5% or more of the revenues, generated 5% or more of the operating income, or held 5% or more of the assets of the Company and its consolidated Subsidiaries for or at the end of the most recently completed fiscal year of the Company for which an Annual Report on Form 10-K or proxy statement of the Company containing audited financial results has been filed with the Commission; provided, however, that "Restricted Subsidiary" shall not include a Subsidiary that is engaged primarily in financing the operations of the Company or its Subsidiaries, or both, outside of the United States, and (i) more than 50% of whose net sales and operating revenues during the preceding four calendar quarters was derived from, or more than 50% of whose operating property is located in, the United States or (ii) more than 50% of whose assets consist of securities of other Restricted Subsidiaries.

          "Subsidiary" means any corporation or other entity of which more than 80% of the outstanding voting stock shall at the time be owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries. (Section 101)

   Consolidation, Merger and Sale of Assets

          The Company may not consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into any other person or entity unless (i) either the Company is the continuing corporation, or the successor is a corporation organized and existing under the laws of the United States or a state thereof and the successor corporation expressly assumes by an indenture supplement the Company's obligations on the Debt Securities and under the Indenture; (ii) the Company or the successor corporation, as the case may be, is not immediately after the merger or consolidation, or the sale or conveyance, in default in the performance of any covenant or condition under the Indenture; and
   (iii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred or be continuing.

   Events of Default

          Each of the following will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (a) default in the payment of any interest upon any Debt Security of that series when it became due and payable, and continuance of that default for a period of 30 days; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series when it became due and payable at its Maturity; (c) default in the deposit of any sinking fund payment, when due by the terms of a Debt Security of that series; (d) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture with respect to any Debt Security of that series (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere or that has expressly been included in the Indenture solely for the benefit of a series other than that series), and continuance of that default or breach for a period of 30 days after written notice has been given by the Trustee, or by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, as provided in the Indenture; (e) default, after any applicable grace period, by the Company under any instrument evidencing indebtedness of the Company for borrowed money, if the effect of such default is to cause more than $10,000,000 in principal amount of such indebtedness to become due prior to its stated maturity and that acceleration shall not be rescinded or annulled, or that indebtedness shall not have been discharged, within 10 days after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the Outstanding Securities of that series, as provided in the Indenture; and
   (f) certain events in bankruptcy, insolvency or reorganization.
   (Section 501)

          If an Event of Default with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security, such portion of the principal amount of such Debt Security, as may be specified in the terms of such Debt Security) to be due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if
   (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (a) all overdue interest on all Outstanding Securities of that series,
   (b) the principal and premium, if any, on any Debt Securities of that series which have become due otherwise than by such acceleration and any interest thereon at the rate or rates prescribed therefor in such Debt Securities, (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefore in such Debt Securities, and (d) certain fees of the Trustee; and (ii) all Events of Default, other than the non-payment of accelerated principal (or premium, if any) or interest on Debt Securities of that series, have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver".

          Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. (Section 603) Subject to such provisions for the giving of security or the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

          No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series; (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee; and
   (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Security on or after the applicable due date specified in such Debt Security. (Section 508)

          The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004)

   Modification and Waiver

          Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) extend the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, (g) reduce the percentage in principal amount of Outstanding Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. (Section 902)

          The Holders of a majority in principal amount of the Outstanding Securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1007) The Holders of a majority in principal amount of the Outstanding Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Security of such series affected. (Section
   513)

          The Indenture will provide that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, and (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding. (Section 101)

          Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee also will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Securities of that series on that record date, whether or not such Holders remain Holders after such record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specific period following the record date. For any particular record date, this period will be 90 days. (Section 104)

   Defeasance and Covenant Defeasance

          If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Debt Securities of any series, or to any specified part of the series. (Section 1301)

          Defeasance and Discharge. The Indenture will provide that, upon the Company's exercise of its option (if any) to have Section 1302 applied to any Debt Securities, the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest, if any, in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

          Defeasance of Certain Covenants. The Indenture will provide that, upon the Company's exercise of its option (if any) to have Section 1303 applied to any Debt Securities, the Company may omit to comply with certain restrictive covenants, including those described under "Restrictive Covenants" and in clause (e) of "Events of Default" and any that may be described in the applicable Prospectus Supplement will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest, if any, in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities or on redemption in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. (Sections 1303 and 1304)

   Notices

          Except as may be described in any Prospectus Supplement with respect to the Holders of a particular series of Debt Securities, notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

   Title

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Security is registered as the owner thereof (whether or not such Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

   Governing Law

          The Indenture and the Debt Securities will be governed by, and construed in accordance with, the law of the State of Wisconsin. (Section
   112)

   Relationships with the Trustee

          The Trustee is the transfer agent for the Company's common stock and the Company maintains banking relationships with an affiliate of the Trustee. John A. Becker, a director of the Company, is President, Chief Operating Officer and a director of the Trustee's parent corporation, Firstar Corporation, and a director of the Trustee.

                             FOREIGN CURRENCY RISKS

   General

          The principal of, or any premium or interest on, Debt Securities of a series may be denominated in such foreign currencies or currency units as may be designated by the Company at the time of offering (the "Foreign Currency Securities").

          THE INFORMATION SET FORTH BELOW DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY SECURITIES THAT RESULT FROM SUCH DEBT SECURITIES BEING DENOMINATED IN A FOREIGN CURRENCY OR CURRENCY UNIT EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. ANY ADDITIONAL MATERIAL FOREIGN CURRENCY RISKS PERTAINING TO A PARTICULAR DEBT SECURITY DENOMINATED IN A FOREIGN CURRENCY WILL BE DISCLOSED IN THE PROSPECTUS SUPPLEMENT REGARDING SUCH DEBT SECURITY. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN CURRENCY SECURITIES. FOREIGN CURRENCY SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

          Unless otherwise indicated in the applicable Prospectus Supplement, a Foreign Currency Security will not be sold in, or to a resident of, the country of the Specified Currency (as defined below) in which such Debt Security is denominated. The information set forth below is by necessity incomplete and prospective purchasers of Foreign Currency Securities should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a Foreign Currency Security or the receipt of payments of principal of and any premium and interest on a Foreign Currency Security in a Specified Currency.

   Exchange Rates and Exchange Controls

          An investment in Foreign Currency Securities entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the currency or currency unit designated by the Company at the time of offering for payments of principal or any premium or interest on the Foreign Currency Securities (the "Specified Currency") and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events and the supply of and demand for the relevant currencies over which the Company has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Security. Depreciation of the Specified Currency applicable to a Foreign Currency Security against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Debt Security, in the U.S. dollar-equivalent value of the principal repayable at Maturity or any premium or interest on such Debt Security and, generally, in the U.S. dollar-equivalent market value of such Debt Security.

          Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Security's Maturity. Even if there are not exchange controls, it is possible that the Specified Currency for any particular Foreign Currency Security would not be available at the time or times of payment on such Debt Security due to circumstances beyond the control of the Company.

   Judgments

          In the event an action based on Foreign Currency Securities were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Debt Securities only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Holders of Foreign Currency Securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the Trustee converts U.S. dollars into the Specified Currency for payment of the judgment.

                              PLAN OF DISTRIBUTION

          The Company may sell Debt Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers.

          Offers to purchase Debt Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

          If underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. Any underwriters will acquire Debt Securities for their own account and may resell such Debt Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby. If any underwriters are utilized in the sale of the Debt Securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Debt Securities will be obligated to purchase all such Debt Securities, if any are purchased.

          If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

          Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

          Offers to purchase Debt Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

          If so indicated in the applicable Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except the purchase by an institution of the Debt Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by the Company.

          The place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

          All Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Debt Securities.

                                  LEGAL MATTERS

          The validity of the Debt Securities will be passed upon for the Company by Foley & Lardner, Milwaukee, Wisconsin. Certain legal matters will be passed upon for the underwriters, dealers, purchasers or agents by Jones, Day, Reavis & Pogue, Chicago, Illinois. Benjamin F. Garmer, III, a partner of Foley & Lardner, is a director of the Company.


                                     EXPERTS

          The consolidated financial statements and schedule included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and its Current Report on Form 8-K dated April 24, 1995, incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.


                            _______________________



                               TABLE OF CONTENTS

                                   Prospectus
                                                                        Page

    Available Information . . . . . . . . . . . . . . . . . . . . .      2
    Incorporation of Certain
      Documents by Reference  . . . . . . . . . . . . . . . . . . .      2
    The Company   . . . . . . . . . . . . . . . . . . . . . . . . .      4
    Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . .      4
    Ratios of Earnings to Fixed Charges . . . . . . . . . . . . . .      4
    Description of the
      Debt Securities . . . . . . . . . . . . . . . . . . . . . . .      5
    Foreign Currency Risks  . . . . . . . . . . . . . . . . . . . .      15
    Plan of Distribution  . . . . . . . . . . . . . . . . . . . . .      16
    Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . .      18
    Experts   . . . . . . . . . . . . . . . . . . . . . . . . . . .      18

                            [LOGO]

                         $150,000,000

                        Debt Securities









                          PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.    Other Expenses of Issuance and Distribution.

          The expenses in connection with the issuance and distribution of the securities covered hereby, other than underwriting and other discounts and commissions, are, subject to future contingencies, estimated to be as follows:

    Securities and Exchange Commission          $51,725
    registration fee  . . . . . . . . . . . .
    Printing and Engraving Expenses   . . . .    65,000
    Fees of Rating Agencies . . . . . . . . .    95,000
    Trustee Fees and Expenses   . . . . . . .    36,200
    Accounting Fees and Expenses  . . . . . .    40,000
    Legal Fees and Expenses . . . . . . . . .    65,000
    Blue Sky Fees and Expenses  . . . . . . .    15,000
    Miscellaneous Expenses  . . . . . . . . .     7,075
                                                -------
     Total  . . . . . . . . . . . . . . . . .   375,000
                                                =======


   Item 15.    Indemnification of Directors and Officers.

          Pursuant to the Wisconsin Business Corporation Law and the Registrant's By-Laws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification, allowance of expenses and insurance in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

          Expenses for the defense of any action for which indemnification may be available may be advanced by the Registrant under certain circumstances.

          The indemnification provided by the Wisconsin Business Corporation Law and the Registrant's By-Laws is not exclusive of any other rights to which a director or officer of the Registrant may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

          The Registrant maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933.

          The proposed form of Underwriting Agreement for the Debt Securities contains provisions under which the Underwriters agree to indemnify the directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.


   Item 16.    Exhibits.

          The exhibits filed herewith are as specified on the Exhibit Index included herein.

   Item 17.    Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fond du Lac, State of Wisconsin, on July 21, 1995.

                                 GIDDINGS & LEWIS, INC.


                                 By: /s/ Joseph R. Coppola
                                      Joseph R. Coppola
                                      Chairman of the Board and Chief
                                        Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                         Title                 Date

    /s/ Joseph R. Coppola        Chairman of the        July 21, 1995
    Joseph R. Coppola            Board, Chief
                                 Executive Officer and
                                 Director (Principal
                                 Executive Officer)


    /s/ Richard C. Kleinfeldt    Vice President -       July 21, 1995
    Richard C. Kleinfeldt        Finance, Secretary
                                 and Director
                                 (Principal Financial
                                 and Accounting
                                 Officer)

    Albert J. Baciocco, Jr.*     Director               July 21, 1995


    John A. Becker*              Director               July 21, 1995


    Ruth M. Davis*               Director               July 21, 1995

    Clyde H. Folley*             Director               July 21, 1995


    Benjamin F. Garmer, III*     Director               July 21, 1995

    John W. Guffey, Jr.*         Director               July 21, 1995


    Ben R. Stuart*               Director               July 21, 1995


    *By: /s/ Joseph R. Coppola
         Joseph R. Coppola
         Attorney-in-Fact

                                 EXHIBIT INDEX


   Exhibit
   Number                   Document Description

   (1) Proposed form of Underwriting Agreement relating to the Debt Securities.

   (4.1)       Proposed form of Indenture for the Debt
               Securities.

   (4.2) Credit Agreement among Giddings & Lewis, Inc., Giddings & Lewis GmbH, Giddings & Lewis AG, the Institutions from time to time party thereto as Lenders, the Institutions from time to time party thereto as Issuing Banks, Citicorp North America, Inc., as Agent, and Citicorp Investment Bank Limited, as London Agent, dated as of December 21, 1992. [Incorporated by reference to Exhibit
               4.2 to Giddings & Lewis, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992]

   (4.3) Amendment to Credit Agreement among Giddings & Lewis, Inc., Giddings & Lewis GmbH, Giddings & Lewis Ltd., the Institutions from time to time party thereto as Lenders, the Institutions from time to time party thereto as Issuing Banks, Citicorp North America, Inc., as Retiring Agent, and Citibank N.A., as Agent, Citicorp Investment Bank Limited, as Retiring London Agent, and Citibank International plc, as an Agent, dated as of December 21, 1994. [Incorporated by reference to Exhibit 4.3 to Giddings & Lewis, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994]

   (4.4) Amendment No. 2 and Consent to Credit Agreement among Giddings & Lewis, Inc., Giddings & Lewis GmbH, Giddings & Lewis Ltd. and the Institutions from time to time party thereto as Agent and Lenders, dated as of April 24, 1995. [Incorporated by reference to Exhibit 4.3 to Giddings & Lewis, Inc.'s Current Report on Form 8-K dated April 24, 1995]

   (4.5) Credit Agreement among Giddings & Lewis, Inc., the Institutions from time to time party hereto as Lenders and Citibank, N.A., as Agent, dated as of April 24, 1995. [Incorporated by reference to
               Exhibit 4.4 to Giddings & Lewis, Inc.'s Current Report on Form 8-K dated April 24, 1995]

   (5) Opinion of Foley & Lardner (including consent of counsel).

   (12) Statement re computation of ratios of earnings to fixed charges.

   (23.1)      Consent of Ernst & Young LLP.

   (23.2)      Consent of Foley & Lardner (filed as part of
               Exhibit (5)).

   (24)        Powers of Attorney.

   (25)        Form T-1 Statement of Eligibility and
               Qualification under the Trust Indenture Act of
               1939 of Firstar Trust Company.